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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS                    EXHIBIT 23

Great Lakes Savings Plan


We consent to the incorporation by reference in Registration Statement (Form S-8 No. 33-02075) pertaining to the Savings Plan of Great Lakes Chemical Corporation of our report dated May 1, 1998 with respect to the financial statements of the Great Lakes Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1997.


/s/ Ernst & Young
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ERNST & YOUNG LLP


Indianapolis, Indiana
June 24, 1998